SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                         First Federal Bancorp, Inc.
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              (Name of Registrant as Specified In Its Charter)

                         First Federal Bancorp, Inc.
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   (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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First Federal Bancorp, Inc.
505 Market Street
Box 2865
Zanesville, Ohio 43702-2865
740-453-0606

(LOGO)    First Federal
          Bancorp, Inc.

January 26, 2001

Dear Shareholder:

      On or about January 9, 2001, First Federal Bancorp, Inc. ("Bancorp"), mailed to all of our shareholders of record on December 26, 2000, proxy materials for our annual meeting of shareholders to be held on February 21, 2001 (the "Annual Meeting"). We have become aware that the table on page 3 of the Proxy Statement setting forth information regarding persons beneficially owning more than 5% of the outstanding shares of Bancorp failed to include information about an entity that should have been included. The table in the Proxy Statement is otherwise correct. The following is a corrected table:

                                                Amount and Nature of
                                              Beneficial Ownership (2)
                                              ------------------------         Percent of
Name and Address                                Sole            Shared     Shares Outstanding
----------------                                ----            ------     ------------------

Ward D. Coffman, III (1)                      170,320 (3)       14,000           5.85%
Connie Ayres LaPlante (1)                      72,440 (4)      142,048           6.78%
J. William Plummer (1)                        134,350 (5)       75,170           6.58%
MacNealy Hoover Investment Management Inc.    220,200              -0-           7.07%
4580 Stephen Circle, Suite 201
Canton, Ohio 44718

___________________
(1)   May be contacted at the address of Bancorp, 505 Market Street,
      Zanesville, Ohio 43701.
(2)   Includes Shares with respect to which the shareholder has sole or shared voting or investment power as a fiduciary for a trust or another person and Shares held by certain family members.
(3)   Includes 37,480 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc., 1992 Stock Option Plan
      for Non-Employee Directors (the "1992 Non-qualified Plan"), the First
      Federal Bancorp, Inc., 1994 Stock Option Plan for Non-Employee
      Directors (the "1994 Non-qualified Plan") and the First Federal
      Bancorp, Inc., 1997 Performance Stock Option Plan for Senior
      Executive Officers and Outside Directors (the "1997 Plan").
(4)   Includes 48,140 Shares subject to currently exercisable options granted under the First Federal Bancorp, Inc., 1992 Incentive Stock
      Option Plan for Officers and Key Employees (the "1992 ISO Plan"), the
      First Federal Bancorp, Inc., 1994 Stock Option Plan for Officers and
      Key Employees (the "1994 ISO Plan") and the 1997 Plan.
(5)   Includes 72,440 Shares subject to currently exercisable options under the 1992 ISO Plan, the 1994 ISO Plan and the 1997 Plan.

      As stated in the Proxy Statement, any proxy submitted may be revoked by a shareholder by executing a later dated proxy that is received by Bancorp before the proxy is exercised or by giving notice of revocation to Bancorp in writing or in open meeting before the proxy is exercised.
Attendance at the Annual Meeting will not, of itself, revoke a proxy.

      We regret this inadvertent omission. If you have any questions regarding this matter, please telephone me at 740-588-2222.

      If you have not yet submitted your proxy, we again urge you to do so.
Your vote is important!

                                       Sincerely,

                                       /s/ J. William Plummer
                                       J. William Plummer
                                       President and Chief Executive
                                       Officer

